          Code of Ethics of Oceanstone Fund

      Amended Effective as of September 26, 2008

I.

Definitions

1:

"Access person" means any trustee, director, officer, or advisory person of the Fund or its investment adviser.

2:

“Act” means the Investment Company Act of 1940, as amended.

3:

"Advisory person" means any employee of the Fund or its investment adviser, who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund.

4:

“Automatic investment plan” means a program in which regular periodic purchases (or withdrawal) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation and includes a dividend reinvestment plan.

5:

“Beneficial ownership” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

6:

“Covered security” means a security as defined in Section 2(a)(36) of the Investment Company Act of 1940, except that it does not include:

(1)

Direct obligations of the Government of the United States;

(2)

Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(3)

Shares issued by open-end registered investment companies.

7:

"Disinterested trustee" (or “independent trustee”) means a trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section  2(a)(19) of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

8:

"Fund" means the Oceanstone Fund.

9:

“He” and "his" shall include masculine and feminine genders.

II.

Statement of Fiduciary Principles

The Following fiduciary principles shall govern the personal investment activities of the access persons and the interpretation and administration of this code:

1:

The interests of the Fund shareholders must be placed first at all times.

2:

The access persons must conduct personal securities transactions in compliance with this Code and in such a manner as to avoid any actual or potential conflicts of interest.

3:

The access persons must comply with all applicable federal and state securities laws and regulations.

      III.

Restrictions on Personal Investing Activities

1:

An access person may buy or sell for himself securities that he also buys or sells for the Fund. An access person shall recognize his fiduciary responsibilities to the Fund shareholders and therefore follow a stringent policy to avoid “front-running”. When an access person buys or sells for himself securities that he also buys or sells for the Fund, all the orders to buy or sell for the Fund’s accounts will need to be filled or withdrawn, before the orders to buy or sell the same security for an access person’s own personal accounts are entered.

2:

An access person must obtain pre-approval from the Fund's Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

IV.

Exempted Transactions

The restrictions of Section III of this Code shall not apply to:

1:

Purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

2:

Purchases or sales that receive the prior approval of the Board of Trustees because they are only remotely potentially harmful to the Fund, because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

3:

Purchases which are part of an automatic dividend reinvestment plan.

V.

Protection of Inside Information

No access person shall disclose, divulge or communicate to any person (other than another access person), directly or indirectly, any "inside" information regarding the portfolio securities and portfolio security transactions of the Fund.

        VI.

Reporting

  (a)  Initial Holdings Reports

1:

Every access person shall report to the Fund Chief Compliance Officer, no later than 10 days after the person becomes an access person, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(1):

The title, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

(2):

The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

(3):

The date that the report is submitted by the access person.

2:

An independent trustee of the Fund need not make an initial holdings report.

(b) Quarterly Transaction Reports

1:

Except as otherwise provided below, every access person shall report to the Fund Chief Compliance Officer, no later than 30 days after the end of each calendar quarter, the following information:

(1):

With respect to transactions in any covered security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the covered security:

(i)

The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares (for equity securities) and the principal amount (for debt securities) of each covered security involved;

(ii)

The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)

The price of the covered security at which the transaction was effected;

(iv)

The name of the broker, dealer or bank with or through which the transaction was effected; and

(v)

The date that the report is submitted by the access person.

(2):

With respect to any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person:

(i)

The name of the broker, dealer or bank with whom the access person established the account;

(ii)

The date the account was established; and

(iii)

The date that the report is submitted by the access person.

2:

An independent trustee of the Fund need only report a transaction in a covered security  in a quarterly transaction report if such trustee, at the time of the transaction knew or, in the ordinary course of fulfilling his official duties as a trustee of the Fund, should have known that , during the 15 day period immediately before or after the date of the transaction by the trustee, such covered security was purchased or sold by the Fund or was being considered by the Fund or its investment adviser for purchase or sale by the Fund.

3:

An access person need not make a quarterly transaction report under this section if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund with respect to the access person during the applicable time period, provided that all of the information required is contained in the broker trade confirmations or account statements, or in the records of the Fund.

(c) Annual Holdings Reports

1:

Except as otherwise provided below, every access person shall report to the Fund Chief Compliance Officer annually the following information (which must be current as of a date no more than 45 days before the report is submitted).

(1):

The title, number of shares (for equity securities) and principal amount (for debt securities) of each covered security in which the access person had any direct or indirect beneficial ownership;

(2):

The name of any broker, dealer or bank with whom the access person maintains an account in which any securities are held for the direct or indirect benefit of the access person; and

(3):

The date that the report is submitted by the access person.

2:

An access person need not make a yearly transaction report under this section if the report would duplicate information contained in broker account statements received by the Fund with respect to the access person during the applicable time period, provided that all of the information required is contained in the broker account statements, or in the records of the Fund.

3:

An independent trustee of the Fund need not make an annual holdings report.

VII.

Administration of the Code of Ethics

1:

An access person shall promptly report violations or self report violations to the Chief Compliance Officer of the Fund.

2:

The Fund must use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

3:

No less frequently than annually, the Chief Compliance Officer of the Fund must furnish to the trustees of the Fund a written report that:

(1)

Describes any issues arising under the Code or procedures since the last report to the board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

(2)

Certifies that the Fund has adopted procedures reasonably necessary to prevent access persons from violating the Code.

VIII.

Sanctions

Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including a letter of censure or suspension or termination of the employment of the violator.

Code of Ethics Acknowledgement Form

I have received a copy of the Oceanstone Fund “Code of Ethics”.  I understand that it is my responsibility to review this document, understand this document and abide by the provisions of this document including the provision to report violations.

Print Name of the Access Person:

Signature and Date:

Print Name of the Chief Compliance Officer:

Signature and Date: